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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Amendment No. 2 to the Registration Statement of Agile Therapeutics, Inc. (a development stage enterprise) on Form S-1 to be filed on or about May 5, 2014 of our report dated March 14, 2014, on our audit of the statement of stockholders' deficit and the statements of operations and cash flows (not separately presented herein) for the cumulative period from December 22, 1997 (inception) to December 31, 2008. Our report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1.

/s/ EISNERAMPER LLP

Iselin, New Jersey
May 5, 2014

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM